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Exhibit 99.1

SallieMae	N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SALLIE MAE POSTS STRONG THIRD-QUARTER 2006
PERFORMANCE RESULTS

  •
  14-Percent Growth in Total Managed Loan Portfolio
  •
  35-Percent Jump in Preferred-Channel Loans Originated Through Internal Brands
  •
  29-Percent Increase in Fee Income and Collection Revenue

RESTON, VA., Oct. 19, 2006—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported third-quarter 2006 earnings and performance results that include a total managed student loan portfolio of $137 billion, a 14-percent increase from the year-ago quarter.

        This increase was driven by a record quarter of education loan purchases that topped $11 billion, a 36-percent increase over the same quarter last year.

        During the 2006 third quarter, the company originated more than $7.8 billion in loans through its preferred channel, with $4.6 billion coming through the company's internal lending brands, a 35-percent increase from the year-ago quarter. Preferred-channel loan originations are loans funded by the company's internal lending brands and external lending partners. Year to date, preferred-channel loan originations totaled $18.6 billion, with nearly $10 billion coming from the company's internal lending brands.

        "Core earnings" net income was $321 million for the 2006 third quarter, and $927 million for the first nine months of 2006. On a diluted share basis, third-quarter 2006 "core earnings" net income was $.73, compared to $.61 in the year-ago period as adjusted for stock-based compensation and one-time items, a 20-percent increase.

        "In the third quarter, we delivered at the high end of our 15 to 20 percent earnings-per-share goal. Our portfolio growth, combined with the performance of our fee-based businesses, continue to position us very well in a growing student loan marketplace. Our ability to grow our earning assets at a record clip in this competitive environment positions us well to continue our long-term earnings growth," said Tim Fitzpatrick, CEO.

        Sallie Mae reports financial results on a GAAP basis and also presents certain "core earnings" performance measures on a basis that differs from GAAP. The company's management, equity investors, credit rating agencies and debt capital providers use these "core earnings" measures to monitor the company's business performance.

Sallie Mae • 12061 Bluemont Way • Reston, Va 20190 • www.SallieMae.com

        Third-quarter 2006 GAAP net income was $263 million, or $.60 per diluted share, compared to $431 million, or $.95 per diluted share, in the year-ago quarter. GAAP net income year to date in 2006 totaled $1.1 billion, compared to $951 million in the same period in 2005. Included in these GAAP results are pre-tax net losses on derivative and hedging activities of $(131) million in the third-quarter 2006 and $(95) million year-to-date 2006, compared to pre-tax net gains of $316 million and $176 million in the respective year-ago periods.

        "Core earnings" net interest income was $601 million in the 2006 third quarter and $1.8 billion year-to-date, up 15 percent from the first nine months of 2005.

        "Core earnings" fee income and collection revenue, which includes fees earned from guarantor servicing, debt management activity and collection revenue, were $219 million in the 2006 third quarter, up 29 percent from the year-ago quarter. Year-to-date 2006, "core earnings" fee income and collection revenue were $585 million, compared to $474 million in the first three quarters of 2005. "Core earnings" operating expenses were $317 million during the third quarter 2006, compared to $271 million in the year-ago quarter.

        Both a description of the "core earnings" treatment and a full reconciliation to the GAAP income statement can be found in the Third Quarter 2006 Supplemental Earnings Disclosure accompanying this press release, which is posted under the Investors page at http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo.

        Total equity for the company at Sept. 30, 2006, was $4.5 billion, up from $4.4 billion at June 30, 2006. The company's tangible capital at the end of the 2006 third quarter was 2.03 percent of managed assets, compared to 2.19 percent at prior quarter end.

        The company will host its quarterly earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, Oct. 19, 2006, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Oct. 19, at 3:00 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, Nov. 2. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 7891213. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.SallieMae.com. A replay will be available beginning 30-45 minutes after the live broadcast.

***

Forward Looking Statements:

        This press release contains "forward-looking statements" including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

Sallie Mae • 12061 Bluemont Way • Reston, Va 20190 • www.SallieMae.com

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of saving- and paying-for-college programs. The company manages $137 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $11 billion in 529 college-savings plans, and assists more than 7 million members with automatic savings through rebates on everyday purchases. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2006

(Dollars in millions, except earnings per share)

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income	$263	$724	$431	$1,139	$951
Diluted earnings per common share(1)(2)	$.60	$1.52	$.95	$2.56	$2.10
Return on assets	1.10%	3.20%	2.01%	1.65%	1.60%
"Core Earnings" Basis(3)
"Core Earnings" net income	$321	$320	$312	$927	$847
"Core Earnings" diluted earnings per common share(1)(2)	$.73	$.72	$.69	$2.09	$1.87
"Core Earnings" return on assets	.86%	.90%	.94%	.87%	.90%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$84,241	$80,724	$77,541	$82,610	$71,964
Average off-balance sheet student loans	48,226	47,716	40,742	46,027	42,137

Average Managed student loans	$132,467	$128,440	$118,283	$128,637	$114,101

Ending on-balance sheet student loans, net	$88,038	$82,279	$81,626
Ending off-balance sheet student loans, net	48,897	47,865	39,008

Ending Managed student loans, net	$136,935	$130,144	$120,634

Ending Managed FFELP Stafford and Other Student Loans, net	$39,787	$41,926	$43,082
Ending Managed Consolidation Loans, net	75,947	69,195	62,161
Ending Managed Private Education Loans, net	21,201	19,023	15,391

Ending Managed student loans, net	$136,935	$130,144	$120,634

(1)
In December 2004, the Company adopted the Emerging Issues Task Force ("EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," as it relates to the Company's $2 billion in contingently convertible debt instruments ("Co-Cos") issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the "if-converted" method. The impact of Co-Cos due to the application of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Impact of Co-Cos on GAAP diluted earnings per common share	$—	$(.08)	$(.04)	$(.07)	$(.08)
Impact of Co-Cos on "Core Earnings" diluted earnings per common share	$(.01)	$(.01)	$(.02)	$(.04)	$(.06)

(2)
During the first quarter of 2006, the Company adopted the Financial Accounting Standards Board's ("FASB's") Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) requires all share based payments to employees to be recognized in the income statement based on their fair values. For the quarters ended September 30, 2006 and June 30, 2006, reported net income attributable to common stock included $10 million and $9 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of the Company's results had SFAS No. 123(R) been in effect for all periods presented.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Pro forma GAAP diluted earnings per common share	$.60	$1.52	$.93	$2.56	$2.04
Pro forma "Core Earnings" diluted earnings per common share	$.73	$.72	$.67	$2.09	$1.81
(3)
See explanation of "Core Earnings" performance measures under "Reconciliation of "Core Earnings' Net Income to GAAP Net Income."

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2006	June 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)
Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $7,649; $6,890; and $0, respectively)	$22,613,604	$21,390,845	$22,353,605
Consolidation Loans (net of allowance for losses of $10,720; $10,090; and $5,627, respectively)	57,201,754	54,054,932	51,193,725
Private Education Loans (net of allowance for losses of $274,974; $251,582; and $193,332, respectively)	8,222,400	6,832,843	8,078,650
Other loans (net of allowance for losses of $18,327; $15,190; and $13,563, respectively)	1,257,252	1,050,632	1,094,464
Cash and investments	4,248,639	6,204,462	3,773,014
Restricted cash and investments	3,957,535	3,489,542	2,706,925
Retained Interest in off-balance sheet securitized loans	3,613,376	3,151,855	2,330,390
Goodwill and acquired intangible assets, net	1,333,123	1,080,703	1,063,916
Other assets	4,605,014	4,650,851	3,725,670

Total assets	$107,052,697	$101,906,665	$96,320,359

Liabilities
Short-term borrowings	$3,669,842	$3,801,266	$4,652,334
Long-term borrowings	94,816,563	90,506,785	84,499,739
Other liabilities	4,053,931	3,229,477	3,330,763

Total liabilities	102,540,336	97,537,528	92,482,836

Commitments and contingencies
Minority interest in subsidiaries	9,338	9,369	13,725
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 431,590; 430,753; and 488,525 shares, respectively, issued	86,318	86,151	97,705
Additional paid-in capital	2,490,851	2,440,565	2,107,961
Accumulated other comprehensive income, net of tax	460,527	370,204	407,768
Retained earnings	1,928,204	1,775,948	3,195,034

Stockholders' equity before treasury stock	5,530,900	5,237,868	6,373,468
Common stock held in treasury at cost: 22,229; 19,078; and 69,927 shares, respectively	1,027,877	878,100	2,549,670

Total stockholders' equity	4,503,023	4,359,768	3,823,798

Total liabilities and stockholders' equity	$107,052,697	$101,906,665	$96,320,359

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$364,621	$337,090	$270,444	$1,000,211	$699,687
Consolidation Loans	916,091	841,591	676,820	2,579,017	1,739,670
Private Education Loans	254,747	233,696	173,467	729,796	429,892
Other loans	24,550	23,541	21,614	71,398	61,813
Cash and investments	141,083	124,954	70,541	361,847	186,835

Total interest income	1,701,092	1,560,872	1,212,886	4,742,269	3,117,897
Interest expense	1,363,271	1,204,067	828,122	3,660,122	2,056,585

Net interest income	337,821	356,805	384,764	1,082,147	1,061,312
Less: provisions for losses	67,242	67,396	12,217	194,957	137,688

Net interest income after provisions for losses	270,579	289,409	372,547	887,190	923,624

Other income:
Gains on student loan securitizations	201,132	671,262	—	902,417	311,895
Servicing and securitization revenue	187,082	82,842	(16,194)	368,855	276,698
Losses on investments, net	(13,427)	(8,524)	(43,030)	(24,899)	(56,976)
Gains (losses) on derivative and hedging activities, net	(130,855)	122,719	316,469	(94,875)	176,278
Guarantor servicing fees	38,848	33,256	35,696	99,011	93,922
Debt management fees	122,556	90,161	92,727	304,329	261,068
Collections revenue	57,913	67,357	41,772	181,951	118,536
Other	87,923	75,081	74,174	234,380	206,187

Total other income	551,172	1,134,154	501,614	1,971,169	1,387,608
Operating expenses	353,494	316,602	291,961	993,405	841,665

Income before income taxes and minority interest in net earnings of subsidiaries	468,257	1,106,961	582,200	1,864,954	1,469,567
Income taxes	203,686	381,828	149,821	722,559	512,860

Income before minority interest in net earnings of subsidiaries	264,571	725,133	432,379	1,142,395	956,707
Minority interest in net earnings of subsidiaries	1,099	1,355	1,029	3,544	5,458

Net income	263,472	723,778	431,350	1,138,851	951,249
Preferred stock dividends	9,221	8,787	7,288	26,309	14,071

Net income attributable to common stock	$254,251	$714,991	$424,062	$1,112,542	$937,178

Basic earnings per common share	$.62	$1.74	$1.02	$2.71	$2.24

Average common shares outstanding	410,034	410,957	417,235	411,212	419,205

Diluted earnings per common share	$.60	$1.52	$.95	$2.56	$2.10

Average common and common equivalent shares outstanding	449,841	454,314	458,798	452,012	461,222

Dividends per common share	$.25	$.25	$.22	$.72	$.63

SLM CORPORATION

Segment and "Core Earnings"

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$701,615	$—	$—	$701,615	$(336,994)	$364,621
Consolidation Loans	1,241,999	—	—	1,241,999	(325,908)	916,091
Private Education Loans	557,787	—	—	557,787	(303,040)	254,747
Other loans	24,550	—	—	24,550	—	24,550
Cash and investments	206,837	—	2,782	209,619	(68,536)	141,083

Total interest income	2,732,788	—	2,782	2,735,570	(1,034,478)	1,701,092
Total interest expense	2,124,587	6,088	3,515	2,134,190	(770,919)	1,363,271

Net interest income	608,201	(6,088)	(733)	601,380	(263,559)	337,821
Less: provisions for losses	79,774	—	(3)	79,771	(12,529)	67,242

Net interest income after provisions for losses	528,427	(6,088)	(730)	521,609	(251,030)	270,579
Fee income	—	122,556	38,848	161,404	—	161,404
Collections revenue	—	57,744	—	57,744	169	57,913
Other income	46,074	—	40,988	87,062	244,793	331,855
Operating expenses(1)	156,168	91,341	69,644	317,153	36,341	353,494

Income before income taxes and minority interest in net earnings of subsidiaries	418,333	82,871	9,462	510,666	(42,409)	468,257
Income tax expense(2)	154,783	30,662	3,502	188,947	14,739	203,686
Minority interest in net earnings of subsidiaries	—	1,099	—	1,099	—	1,099

Net income	$263,550	$51,110	$5,960	$320,620	$(57,148)	$263,472

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $4 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended June 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$718,909	$—	$—	$718,909	$(381,819)	$337,090
Consolidation Loans	1,114,355	—	—	1,114,355	(272,764)	841,591
Private Education Loans	485,429	—	—	485,429	(251,733)	233,696
Other loans	23,541	—	—	23,541	—	23,541
Cash and investments	169,877	—	659	170,536	(45,582)	124,954

Total interest income	2,512,111	—	659	2,512,770	(951,898)	1,560,872
Total interest expense	1,903,523	5,466	1,345	1,910,334	(706,267)	1,204,067

Net interest income	608,588	(5,466)	(686)	602,436	(245,631)	356,805
Less: provisions for losses	60,009	—	(32)	59,977	7,419	67,396

Net interest income after provisions for losses	548,579	(5,466)	(654)	542,459	(253,050)	289,409
Fee income	—	90,161	33,256	123,417	—	123,417
Collections revenue	—	67,213	—	67,213	144	67,357
Other income	50,771	—	24,338	75,109	868,271	943,380
Operating expenses(1)	163,162	85,110	50,235	298,507	18,095	316,602

Income before income taxes and minority interest in net earnings of subsidiaries	436,188	66,798	6,705	509,691	597,270	1,106,961
Income tax expense(2)	161,391	24,715	2,480	188,586	193,242	381,828
Minority interest in net earnings of subsidiaries	—	1,355	—	1,355	—	1,355

Net income	$274,797	$40,728	$4,225	$319,750	$404,028	$723,778

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $2 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended September 30, 2005
	Lending(2)	DMO(2)	Corporate and Other(2)	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$585,984	$—	$—	$585,984	$(315,540)	$270,444
Consolidation Loans	832,893	—	—	832,893	(156,073)	676,820
Private Education Loans	312,184	—	—	312,184	(138,717)	173,467
Other loans	21,614	—	—	21,614	—	21,614
Cash and investments	112,347	—	1,366	113,713	(43,172)	70,541

Total interest income	1,865,022	—	1,366	1,866,388	(653,502)	1,212,886
Total interest expense	1,299,316	5,689	1,772	1,306,777	(478,655)	828,122

Net interest income	565,706	(5,689)	(406)	559,611	(174,847)	384,764
Less: provisions for losses	(719)	—	539	(180)	12,397	12,217

Net interest income after provisions for losses	566,425	(5,689)	(945)	559,791	(187,244)	372,547
Fee income	—	92,727	35,696	128,423	—	128,423
Collections revenue	—	41,772	—	41,772	—	41,772
Other income	106	(66)	36,859	36,899	294,520	331,419
Operating expenses	133,850	71,718	65,025	270,593	21,368	291,961

Income before income taxes and minority interest in net earnings of subsidiaries	432,681	57,026	6,585	496,292	85,908	582,200
Income tax expense(1)	160,092	21,099	2,437	183,628	(33,807)	149,821
Minority interest in net earnings of subsidiaries	—	1,029	—	1,029	—	1,029

Net income	$272,589	$34,898	$4,148	$311,635	$119,715	$431,350

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Nine months ended September 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$2,070,275	$—	$—	$2,070,275	$(1,070,064)	$1,000,211
Consolidation Loans	3,384,316	—	—	3,384,316	(805,299)	2,579,017
Private Education Loans	1,471,976	—	—	1,471,976	(742,180)	729,796
Other loans	71,398	—	—	71,398	—	71,398
Cash and investments	507,175	—	4,764	511,939	(150,092)	361,847

Total interest income	7,505,140	—	4,764	7,509,904	(2,767,635)	4,742,269
Total interest expense	5,687,482	16,710	6,138	5,710,330	(2,050,208)	3,660,122

Net interest income	1,817,658	(16,710)	(1,374)	1,799,574	(717,427)	1,082,147
Less: provisions for losses	214,603	—	(16)	214,587	(19,630)	194,957

Net interest income after provisions for losses	1,603,055	(16,710)	(1,358)	1,584,987	(697,797)	887,190
Fee income	—	304,329	99,011	403,340	—	403,340
Collections revenue	—	181,497	—	181,497	454	181,951
Other income	137,417	—	95,335	232,752	1,153,126	1,385,878
Operating expenses(1)	480,768	265,964	178,391	925,123	68,282	993,405

Income before income taxes and minority interest in net earnings of subsidiaries	1,259,704	203,152	14,597	1,477,453	387,501	1,864,954
Income tax expense(2)	466,091	75,166	5,401	546,658	175,901	722,559
Minority interest in net earnings of subsidiaries	—	3,544	—	3,544	—	3,544

Net income	$793,613	$124,442	$9,196	$927,251	$211,600	$1,138,851

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $26 million, $9 million, and $13 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Nine months ended September 30, 2005
	Lending(2)	DMO(2)	Corporate and Other(2)	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$1,678,268	$—	$—	$1,678,268	$(978,581)	$699,687
Consolidation Loans	2,080,287	—	—	2,080,287	(340,617)	1,739,670
Private Education Loans	786,439	—	—	786,439	(356,547)	429,892
Other loans	61,813	—	—	61,813	—	61,813
Cash and investments	268,195	—	3,170	271,365	(84,530)	186,835

Total interest income	4,875,002	—	3,170	4,878,172	(1,760,275)	3,117,897
Total interest expense	3,290,419	13,645	4,543	3,308,607	(1,252,022)	2,056,585

Net interest income	1,584,583	(13,645)	(1,373)	1,569,565	(508,253)	1,061,312
Less: provisions for losses	68,783	—	184	68,967	68,721	137,688

Net interest income after provisions for losses	1,515,800	(13,645)	(1,557)	1,500,598	(576,974)	923,624
Fee income	—	261,068	93,922	354,990	—	354,990
Collections revenue	—	118,536	—	118,536	—	118,536
Other income	72,004	1	97,731	169,736	744,346	914,082
Operating expenses	408,627	203,130	179,535	791,292	50,373	841,665

Income before income taxes and minority interest in net earnings of subsidiaries	1,179,177	162,830	10,561	1,352,568	116,999	1,469,567
Income tax expense(1)	436,295	60,247	3,908	500,450	12,410	512,860
Minority interest in net earnings of subsidiaries	1,749	3,449	—	5,198	260	5,458

Net income	$741,133	$99,134	$6,653	$846,920	$104,329	$951,249

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

SLM CORPORATION

Reconciliation of "Core Earnings" Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
"Core Earnings" net income(A)	$320,620	$319,750	$311,635	$927,251	$846,920
"Core Earnings" adjustments:
Net impact of securitization accounting	159,468	503,083	(252,748)	600,490	(177,589)
Net impact of derivative accounting	(112,699)	164,678	409,082	13,162	487,705
Net impact of Floor Income	(52,781)	(52,333)	(54,318)	(157,683)	(147,835)
Net impact of acquired intangibles(B)	(36,397)	(18,158)	(16,108)	(68,468)	(45,282)

Total "Core Earnings" adjustments before income taxes and minority interest in net earnings of subsidiaries	(42,409)	597,270	85,908	387,501	116,999
Net tax effect(C)	(14,739)	(193,242)	33,807	(175,901)	(12,410)

Total "Core Earnings" adjustments before minority interest in net earnings of subsidiaries	(57,148)	404,028	119,715	211,600	104,589
Minority interest in net earnings of subsidiaries	—	—	—	—	(260)

Total "Core Earnings" adjustments	(57,148)	404,028	119,715	211,600	104,329

GAAP net income	$263,472	$723,778	$431,350	$1,138,851	$951,249

GAAP diluted earnings per common share	$.60	$1.52	$.95	$2.56	$2.10

(A)	"Core Earnings" diluted earnings per common share	$.73	$.72	$.69	$2.09	$1.87

(B)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

(C)
Such tax effect is based upon the Company's "Core Earnings" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

"Core Earnings"

        In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management evaluates the Company's business segments on a basis that, as allowed under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," differs from GAAP. We refer to management's basis of evaluating our segment results as "Core Earnings" presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While "Core Earnings" are not a substitute for reported results under GAAP, we rely on "Core Earnings" to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        Our "Core Earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "Core Earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "Core Earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "Core Earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core Earnings" reflect only current period adjustments to GAAP as described below. Accordingly, the Company's "Core Earnings" presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "Core Earnings" follows.

Limitations of "Core Earnings"

        While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that "Core Earnings" are an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, "Core Earnings" are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our "Core Earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, "Core Earnings" reflect only current period adjustments to GAAP. Accordingly, the Company's "Core Earnings" presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company's performance with that of other financial services companies based upon "Core Earnings." "Core Earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company's board of directors, rating agencies and lenders to assess performance.

        Other limitations arise from the specific adjustments that management makes to GAAP results to derive "Core Earnings" results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," on derivatives that do not qualify for "hedge treatment," as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our "Core Earnings" results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management's financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between "Core Earnings" and GAAP

        Our "Core Earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "Core Earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "Core Earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. "Core Earnings" reflect only current period adjustments to GAAP, as described in the more detailed discussion of the differences between GAAP and "Core Earnings" that follows, which includes further detail on each specific adjustment required to reconcile our "Core Earnings" segment presentation to our GAAP earnings.

1)
Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under "Core Earnings" for the Lending operating segment, we present all securitization transactions on a Managed Basis as long-term non-recourse financings. The upfront "gains" on sale from securitization transactions as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "Core Earnings" and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from "Core Earnings" as they are considered intercompany transactions on a Managed Basis.

2)
Derivative Accounting: "Core Earnings" exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for "hedge treatment" under GAAP. Under "Core Earnings," we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. "Core Earnings" also exclude the gain or loss on equity forward contracts that under SFAS No. 133 are required to be accounted for as derivatives and marked-to-market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from "Core Earnings" when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in "Derivative Accounting," these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the "gains (losses) on derivative and hedging activities, net" line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For "Core Earnings," we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Acquired Intangibles: We exclude goodwill and intangible impairment and the amortization of acquired intangibles.

QuickLinks

SLM CORPORATION Supplemental Earnings Disclosure September 30, 2006 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Segment and "Core Earnings" Consolidated Statements of Income (In thousands)
SLM CORPORATION Reconciliation of "Core Earnings" Net Income to GAAP Net Income (In thousands, except per share amounts)